UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32497	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On October 6, 2010, Dune Energy, Inc. (“we” or the “Company”) amended its employee severance plan (the “Plan”). The Plan applies to all of our employees, other than those employed with us pursuant to the terms of specific employment contracts. Unless otherwise indicated, capitalized terms used below shall have the meaning ascribed to them in the Plan, a copy of which is filed as Exhibit 99.1 hereto.

Previously, the Plan provided that upon the Involuntary Termination of a Covered Employee (other than following a Change of Control) Officers would receive six (6) months Base Salary and all other Covered Employees would receive three (3) months Base Salary. No Target Bonus would be provided to any Covered Employee upon the Involuntary Termination of such Covered Employee (other than following a Change of Control) under the Plan prior to this amendment. As amended, the Plan provides for the Target Bonus as a component of a Covered Employee’s severance, and also provides that upon an Involuntary Termination, (i) Officers would receive twelve (12) months Base Salary plus their Target Bonus, (ii) select employees would receive six (6) months Base Salary plus fifty percent (50%) of their Target Bonus and (iii) other employees would receive three (3) months Base Salary plus twenty five percent (25%) of their Target Bonus.

This description of the Plan is qualified in its entirety by reference to the full text of the Plan, as amended on October 6, 2010, which is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Dune Energy, Inc. Employee Severance Program, as amended on October 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: October 8, 2010	By:	/S/ JAMES A. WATT
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Dune Energy, Inc. Employee Severance Program, as amended on October 6, 2010